          THIS WARRANT AND THE WARRANT SHARES HAVE NOT BEEN REGISTERED
        UNDER THE SECURITIES ACT OF 1933, AS AMENDED, NOR REGISTERED OR
           QUALIFIED UNDER ANY STATE SECURITIES LAWS, AND MAY NOT BE
         PLEDGED, HYPOTHECATED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED
        OF UNLESS SO REGISTERED OR AN EXEMPTION THEREFROM IS AVAILABLE.

                        WARRANT TO PURCHASE COMMON STOCK
                                 OF HAUSER, INC.

THIS CERTIFIES THAT, for value received, HAUSER, INC., a Delaware corporation (the "Company"), promises to issue to Zatpack, Inc. ("Zatpack"), or registered assigns (Zatpack or any assignee, collectively the "Holder"), an aggregate number of duly authorized, validly issued, fully paid and nonassessable shares of common stock, par value $0.001 per share, of the Company ("Common Stock"), equal to the Adjusted Share Amount (as defined below), upon the payment by the Holder to the Company of the Warrant Price (as defined below) set forth herein and to deliver to the Holder a certificate or certificates representing the Common Stock purchased. The number of shares of Common Stock purchasable upon exercise of this Warrant and the Warrant Price shall be subject to adjustment from time to time as provided herein. The initial Warrant Price (the "Warrant Price") per share of Common Stock shall be $0.01 per share, subject to adjustment as provided herein. For purposes of this Warrant,

     (A) the term "Common Stock" shall mean (i) the class of stock designated as the Common Stock of the Company at the date of this Warrant, or (ii) any other class or classes of stock resulting from successive changes or reclassifications of such class of stock,

     (B) the term "Business Day" shall mean any day other than a Saturday or Sunday or a day on which commercial banks in New York City, New York or Boulder, Colorado are required or authorized to be closed,

     (C) the term "Adjusted Share Amount" shall mean 865,630, and

     (D) "Warrant Shares" means all shares of Common Stock issued or issuable upon exercise of the Warrants; for purposes of the Warrants, Warrant Shares shall be deemed issued and outstanding on any date of determination of ownership of Warrant Shares hereunder, and such shares shall cease to be Warrant Shares at the time (i) sold in a public offering pursuant to an effective registration statement filed under the Securities Act or (ii) sold pursuant to, or in brokers' transactions as permitted by, Rule 144 thereafter.

Section 1. Term of Warrant, Exercise of Warrant. (a) Subject to the terms of this Warrant, including, but not limited to, Section 2.2., the Holder shall have the right, at its option, which may be exercised in whole or in part, at any time, and from time to time, commencing at the time of the issuance of this Warrant and expiring at 5:00 p.m. Eastern Time on

December 7, 2009, to purchase from the Company the number of fully paid and nonassessable shares of Common Stock which the Holder may at the time be entitled to purchase upon exercise of this Warrant ("Warrant Shares"). Notwithstanding the foregoing, if the Holder shall have given the Company written notice of its intention to exercise this Warrant on or before 5:00 p.m. Eastern Time on December 7, 2009, the Holder may exercise this Warrant at any time through (and including) the Business Day next following the date that all applicable required regulatory holding periods have expired and all applicable required governmental approvals have been obtained in connection with such exercise of this Warrant by the Holder, if such Business Day is later than on December 7, 2009 (December 7, 2009 or such later date being herein referred to as the "Warrant Expiration Date"); provided, however, if the exercise of this Warrant is subject to the terms set forth in Section 2.2.(b) herein, then the Warrant Expiration Date shall be extended for a period of 61 days to give effect to Section 2.2.(b). After the Warrant Expiration Date, this Warrant will be null and void and of no force or effect.

     (b) The purchase rights evidenced by this Warrant shall be exercised by the Holder surrendering this Warrant, together with the form of subscription attached hereto as Exhibit A, duly executed by the Holder, to the Company at its office in Boulder, Colorado, accompanied by payment of an amount (the "Exercise Payment") equal to the Warrant Price multiplied by the number of Warrant Shares being purchased pursuant to such exercise, payable as follows: (i) by (x) payment to the Company in cash, by certified or official bank check, or by wire transfer of the Exercise Payment, or (y) cancellation of all or any part of the unpaid principal amount of indebtedness of the Company held by the Holder, if any, in an amount equal to the Exercise Payment, (ii) by surrender to the Company for cancellation of securities of the Company having a Market Price (as defined below) on the date of exercise equal to the Exercise Payment; or (iii) by a combination of the methods described in clauses (x) and (y) above. In lieu of exercising the Warrant, the Holder may elect to receive a payment equal to the difference between (i) the Market Price multiplied by the number of Warrant Shares as to which the payment is then being elected and (ii) the exercise price with respect to such Warrant Shares, payable by the Company to the Holder only in shares of Common Stock valued at the Market Price on the date of exercise. For purposes hereof, the term "Market Price" shall mean the average closing price of a share of Common Stock or other security for which this Warrant is then exercisable for the 15 consecutive trading days preceding such day on the principal national securities exchange on which the shares of Common Stock or such securities are listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, the average of the reported bid and asked prices during such 15 trading day period on the Nasdaq National Market or, if the shares are not listed on the Nasdaq National Market, in the over-the-counter market or, if the shares of Common Stock or such securities are not publicly traded, the Market Price for such day shall be the fair market value thereof determined jointly and in good faith by the Company and the Holder; provided, however, that if such parties are unable to reach agreement within a reasonable period of time, the Market Price shall be determined in good faith by an independent investment banking firm selected jointly and in good faith by the Company and the Holder or, if that selection cannot be made within 15 days, by an independent investment banking firm selected by the American Arbitration Association in accordance with its rules. All reasonable costs and expenses incurred in connection with the determination of Market Price shall be borne by the Company.

     (c) Upon exercise of this Warrant, the Company shall issue and cause to be delivered with all reasonable dispatch, but in any event within three (3) Business Days, to or upon the written order of the Holder and, subject to
Section 3, in such name or names as the Holder may designate to the Company in writing, a certificate or certificates representing the number of full Warrant Shares issuable upon such exercise together with such other property, including cash, which may be deliverable upon such exercise. If fewer than all of the Warrant Shares represented by this Warrant are purchased, a new Warrant of the same tenor as this Warrant, evidencing the Warrant Shares not so purchased will be issued and delivered by the Company, at the Company's expense, to the Holder together with the issue of the certificates representing the Warrant Shares then being purchased. All Warrants surrendered upon exercise shall be canceled by the Company.

Section 2. Warrant Register, Registration of Transfers

Section 2.1. Warrant Register. The Company shall keep at its principal office in Boulder, Colorado or, if such office is no longer located in Boulder, Colorado, at its principal office in the United States, a register (the "Warrant Register") in which the Company shall record the name and address of the Holder from time to time and all transfers and exchanges of this Warrant. The Company shall give the Holder prior written notice of any change of the address at which such register is kept.

Section 2.2. Registration of Transfers, Exchanges or Assignment of Warrants. (a) Subject to Section 2.2.(b) below and the restrictions contained in the legend set forth on the first page of this Warrant, the Holder shall be entitled to assign its interest in this Warrant in whole or in part to any person upon surrender thereof accompanied by a written instrument or instruments of transfer in the form of assignment attached hereto as Exhibit B duly executed by the Holder. This Warrant may also be exchanged or combined with warrants of like tenor at the option of the Holder for another Warrant or Warrants of like tenor and representing in the aggregate the right to purchase a like number of Warrant Shares upon presentation thereof to the Company as its principal office in Boulder, Colorado, together with a written notice signed by the Holder specifying the denominations in which the new Warrant is or the new Warrants are to be issued.

     (b) If the Holder assigns its interest in this Warrant or any part thereof, then the assignee of the Warrant shall only be entitled to exercise this Warrant upon 61 days from the date that written notice of such exercise is received by the Company (the "Exercise Notice Period"). The Company agrees that for long as the Exercise Notice Period is in effect (and has not been waived by the Company), the Company shall not set a record date for either (i) the taking of any special meeting by its stockholders or (ii) a dividend or other distribution to be paid to the holders of Common Stock.

     (c) Upon surrender for transfer or exchange of this Warrant to the Company at its principal office in Boulder, Colorado, in accordance with this Section 2, the Company shall, without charge (subject to Section 3), execute and deliver a new Warrant or Warrants of like tenor and of a like aggregate amount of Warrant Shares in the name of the assignee named in such instrument of assignment and, if the Holder's entire interest is not being assigned, in the name of the Holder with respect to that portion not transferred, and this Warrant shall promptly be canceled.

Section 3. Payment of Taxes. The Company shall pay all documentary stamp taxes, if any, attributable to the initial issuance of any Warrant Shares upon the exercise of this Warrant; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue or delivery of any Warrant or certificate for Warrant Shares in a name other than that of the Holder as such name is then shown on the books of the Company.

Section 4. Certain Representations and Covenants.
-------------------------------------------------

Section 4.1. Reservation of Warrant Shares. There have been reserved and the Company shall at all times keep reserved, out of its authorized but unissued Common Stock, free from any preemptive rights, rights of first refusal or other restrictions (other than pursuant to the Securities Act of 1933, as amended (the "Act")) that number of shares of Common Stock sufficient to provide for the exercise of the purchase rights represented by this Warrant. The transfer agent, if any, for the Common Stock, and every subsequent transfer agent for any shares of the Company's Common Stock issuable upon the exercise of any of the purchase rights as set out in this Warrant, shall be irrevocably authorized and directed at all times to reserve such number of authorized shares as shall be requisite for such purpose.

Section 4.2. No Impairment. The Company shall not by any action, including, without limitation, amending its Certificate of Incorporation, any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but shall at all times in good faith assist in the carrying out of all such terms and in the taking of all such action, as may be necessary or appropriate to protect the rights of the Holder against impairment. Without limiting the generality of the foregoing, the Company shall take all such action as may be necessary or appropriate in order that the Company may validly issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant at the then Warrant Price therefor.

Section 4.3. Notice of Certain Corporate Action. In case the Company shall propose (a) to offer to the holders of its Common Stock rights to subscribe for or to purchase any shares of Common Stock or shares of stock of any class or any other securities, rights or options, or (b) to effect any reclassification of its Common Stock (other than a reclassification involving only the subdivision or combination of outstanding shares of Common Stock), or (c) to effect any capital reorganization, or (d) to effect any consolidation, merger or sale, transfer or other disposition of all or substantially all of its property, assets or business, or (e) to effect the liquidation, dissolution or winding up of the Company or (f) to offer to the holders of its Common Stock the right to have their shares of Common Stock repurchased or redeemed or otherwise acquired by the Company, or (g) to take any other action which would require the adjustment of the Warrant Price and/or the number of Warrant Shares issuable upon exercise of this Warrant, then in each such case (but without limiting the provisions of Section 5), the Company shall give to the Holder a notice of such proposed action, which notice shall specify the date on which a record is to be taken for purposes of such dividend, distribution or offer of rights, or the date on which such reclassification, reorganization, consolidation, merger, sale, transfer, disposition, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of Common Stock, if any such date is to be fixed, and shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action on the Common Stock. Such notice shall be so given at least ten (10) Business Days prior to the record date for determining holders of the Common Stock for purposes of participating in or voting on such action, or at least ten (10) Business Days prior to the date of the taking of such proposed action or the date of participation therein by the holders of Common Stock, whichever shall be the earlier. Such notice shall specify, in the case of any subscription or repurchase rights, the date on which the holders of Common Stock shall be entitled thereto, or the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon any reorganization, reclassification, consolidation, merger, sale or other action, as the case may be. Such notice shall also state whether the action in question or the record date is subject to the effectiveness of a registration statement under the Act or to a favorable vote of security holders, if either is required, and the adjustment of the Warrant Price and/or number of Warrant Shares issuable upon exercise of this Warrant as a result of such reorganization, reclassification, consolidation, merger, sale or other action. No such notice shall be required to be given if the Company reasonably determines that the giving of such notice would require disclosure of material information which the Company has a bona fide purpose for preserving as confidential or the disclosure of which would not be in the best interests of the Company.

Section 5. Adjustment
---------------------

Section 5.1. Adjustment of Common Stock Issuable Upon Exercise.
---------------------------------------------------------------

     Upon each adjustment of the Adjustment Factor (as defined below) as a result of the calculations made in this Section 5, this Warrant shall thereafter evidence the right to receive, at the Warrant Price then in effect, that number of shares of Common Stock obtained by dividing (i) the product of the aggregate number of shares covered by this Warrant immediately prior to such adjustment and the Adjustment Factor in effect immediately prior to such adjustment of the Adjustment Factor by (ii) the Adjustment Factor in effect immediately after such adjustment of the Adjustment Factor. For purposes of this Warrant, (x) the term "Adjustment Factor" shall mean initially 1.00 per share of Common Stock, subject to adjustment and readjustment from time to time as provided in Section 5, and, as so adjusted or readjusted, shall remain in effect until a further adjustment or readjustment thereof is required by Section 5, and (y) the term "Additional Shares of Common Stock" shall mean all shares (including treasury shares) of Common Stock issued or sold (or, pursuant to Section 5.3 or 5.4, deemed to be issued) by the Company after the date hereof, whether or not subsequently reacquired or retired by the Company (excluding shares of Common Stock issued upon (a) the conversion or exchange of any existing preferred stock of the Company and (b) the exercise or exchange of any existing option, warrant, debenture or similar agreement, in each case to the extent that such shares do not exceed the number of shares issuable pursuant to existing rights), other than:

     (A) shares issued upon the exercise of the Warrants;

     (B) such additional number of shares as may become issuable upon the exercise of any of the securities referred to in the foregoing clause (A) by reason of adjustments required pursuant to anti- dilution provisions applicable to such securities as in effect on the date hereof, in order to reflect any subdivision or combination of Common Stock, by reclassification or otherwise, or any dividend on Common Stock payable in Common Stock; and

     (C) shares issued pursuant to a transaction described in Sections 5.2.2 or
5.6 hereof.

Section 5.2. Adjustment of Adjustment Factor.
---------------------------------------------

Section 5.2.1. Issuance of Additional Shares of Common Stock. In case the Company at any time or from time to time after the date hereof shall issue or sell Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 5.3 or Section 5.4) without consideration or for a consideration per share less than the greater of the Current Market Price (as defined below) and the Warrant Price immediately prior to such issue or sale, then, and in each such case, subject to Section 3.8, such Adjustment Factor shall be decreased, concurrently with such issue or sale, to a number (calculated to the nearest .00001) determined by multiplying such Adjustment Factor by a fraction:

     (a) the numerator of which shall be the sum of (i) the number of shares of Common Stock outstanding immediately prior to such issue or sale and (ii) the number of shares of Common Stock which the aggregate consideration received by the Company for the total number of such Additional Shares of Common Stock so issued or sold would purchase at the greater of such Current Market Price and the Warrant Price; and

     (b) the denominator of which shall be the number of shares of Common Stock outstanding immediately after such issue or sale, provided that, for the purposes of this Section 5.2.1, (x) immediately after any Additional Shares of Common Stock are deemed to have been issued pursuant to Section 5.3 or 5.4, such Additional Shares shall be deemed to be outstanding, and (y) treasury shares shall not be deemed to be outstanding.

For purposes of this Warrant, the term, "Current Market Price" shall mean, on any date specified herein, the average of the daily Market Price during the 10 consecutive trading days commencing 15 trading days before such date, except that, if on any such date the shares of Common Stock are not listed or admitted for trading on any national securities exchange or quoted in the over- the-counter market, the Current Market Price shall be the Market Price on such date.

Section 5.2.2. Extraordinary Dividends and Distributions. In case the Company at any time or from time to time after the date hereof shall declare, order, pay or make a dividend or other distribution (including, without limitation, any distribution of other or additional stock or other securities or property or Options by way of dividend or spin- off, reclassification, recapitalization or similar corporate rearrangement) on the Common Stock, then, in each such case, the Company shall pay to the Holder of this Warrant, upon the exercise of this Warrant, an amount equal to the product of (i) the number of shares of Common Stock that the Holder would be entitled to purchase upon exercise of this Warrant after consideration of all prior adjustments and readjustments pursuant to Section 5.1, and (ii) the aggregate amount at such time of such dividend or distribution (as determined in good faith by the Board of Directors of the Company) applicable to the shares of Common Stock issuable upon such exercise by such Holder.

Section 5.3. Treatment of Options and Convertible Securities. In case the Company at any time or from time to time after the date hereof shall issue, sell, grant or assume, or shall fix a record date for the determination of holders of any class of securities entitled to receive, any Options (as defined below) or Convertible Securities (as defined below), then, and in each such case, the maximum number of Additional Shares of Common Stock (as set forth in the instrument relating thereto, without regard to any provisions contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue, sale, grant or assumption or, in case such a record date shall have been fixed, as of the close of business on such record date (or, if the Common Stock trades on an ex- dividend basis, on the date prior to the commencement of ex-dividend trading), provided that such Additional Shares of Common Stock shall not be deemed to have been issued unless the consideration per share (determined pursuant to Section 5.5) of such shares would be less than the greater of the Current Market Price and the Warrant Price in effect on the date of and immediately prior to such issue, sale, grant or assumption or immediately prior to the close of business on such record date (or, if the Common Stock trades on an ex- dividend basis, on the date prior to the commencement of ex- dividend trading), as the case may be, and provided, further, that in any such case in which Additional Shares of Common Stock are deemed to be issued.

     (a) no further adjustment of the Adjustment Factor shall be made upon the subsequent issue or sale of Convertible Securities or shares of Common Stock upon the exercise of such Options or the conversion or exchange of such Convertible Securities, except in the case of any such Options or Convertible Securities which contain provisions requiring an adjustment, subsequent to the date of the issue or sale thereof, of the number of Additional Shares of Common Stock issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities by reason of (x) a change of control of the Company, (y) the acquisition by any Person or group of Persons of any specified number or percentage of the voting securities of the Company or (z) any similar event or occurrence, each such case to be deemed hereunder to involve a separate issuance of Additional Shares of Common Stock, Options or Convertible Securities, as the case may be;

     (b) if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase in the consideration payable to the Company, or decrease in the number of Additional Shares of Common Stock issuable, upon the exercise, conversion or exchange thereof (by change of rate or otherwise), the Adjustment Factor computed upon the original issue, sale, grant or assumption thereof (or upon the occurrence of the record date, or date prior to the commencement of ex- dividend trading, as the case may be, with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options, or the rights of conversion or exchange under such Convertible Securities, which are outstanding at such time;

     (c) upon the expiration (or purchase by the Company and cancellation or retirement) of any such Options which shall not have been exercised or the expiration of any rights of conversion or exchange under any such Convertible Securities which (or purchase by the Company and cancellation or retirement of any such Convertible Securities the rights of conversion or exchange under which) shall not have been exercised, the Adjustment Factor computed upon the original issue, sale, grant or assumption thereof (or upon the occurrence of the record date, or date prior to the commencement of ex- dividend trading, as the case may be, with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration (or such cancellation or retirement, as the case may be), be recomputed as if:

     (i) in the case of Options for Common Stock or Convertible Securities, the only Additional Shares of Common Stock issued or sold were the Additional Shares of Common Stock, if any, actually issued or sold upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Company for the issue, sale, grant or assumption of all such Options, whether or not exercised, plus the consideration actually received by the Company upon such exercise, or for the issue or sale of all such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by the Company upon such conversion or exchange; and

     (ii) in the case of Options for Convertible Securities, only the Convertible Securities, if any, actually issued or sold upon the exercise of such Options were issued at the time of the issue or sale, grant or assumption of such Options, and the consideration received by the Company for the Additional Shares of Common Stock deemed to have then been issued was the consideration actually received by the Company for the issue, sale, grant or assumption of all such Options, whether or not exercised, plus the consideration deemed to have been received by the Company (pursuant to Section 3.5) upon the issue or sale of such Convertible Securities with respect to which such Options were actually exercised;

     (d) no readjustment pursuant to subdivision (b) or (c) above shall have the effect of increasing the Adjustment Factor by an amount in excess of the amount of the adjustment thereof originally made in respect of the issue, sale, grant or assumption of such Options or Convertible Securities; and

     (e) in the case of any such Options which expire by their terms not more than 30 days after the date of issue, sale, grant or assumption thereof, no adjustment of the Adjustment Factor shall be made until the expiration or exercise of all such Options, whereupon such adjustment shall be made in the manner provided in subdivision (c) above.

For purposes of this Warrant, the terms (x) "Convertible Securities" shall mean any evidences of indebtedness, shares of stock (other than Common Stock) or other securities directly or indirectly convertible into or exchangeable for Additional Shares of Common Stock, and (y) "Options" shall mean any rights, options or warrants to subscribe for, purchase or otherwise acquire either Additional Shares of Common Stock or Convertible Securities.

Section 5.4. Treatment of Stock Dividends, Stock Splits, etc. In case the Company at any time or from time to time after the date hereof shall declare or pay any dividend on the Common Stock payable in Common Stock, or shall effect a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock (by reclassification or otherwise than by payment of a dividend in Common Stock), then, and in each such case, Additional Shares of Common Stock shall be deemed to have been issued (a) in the case of any such dividend, immediately after the close of business on the record date for the determination of holders of any class of securities entitled to receive such dividend, or (b) in the case of any such subdivision, at the close of business on the day immediately prior to the day upon which such corporate action becomes effective.

Section 5.5. Computation of Consideration. For the purposes of this Section 5,

     (a) the consideration for the issue or sale of any Additional Shares of Common Stock shall, irrespective of the accounting treatment of such consideration,

          (i) insofar as it consists of cash, be computed at the gross amount of cash received by the Company, without deducting any expenses paid or incurred by the Company or any commissions or compensations paid or concessions or discounts allowed to underwriters, agents, dealers or others performing similar services in connection with such issue or sale,

          (ii) insofar as it consists of property (including securities) other than cash, be computed at the fair value thereof at the time of such issue or sale, as determined in good faith by the Board of Directors of the Company, and

          (iii) in case Additional Shares of Common Stock are issued or sold together with other stock or securities or other assets of the Company for a consideration which covers both, be the portion of such consideration so received, computed as provided in clauses (i) and (ii) above, allocable to such Additional Shares of Common Stock, all as determined in good faith by the Board of Directors of the Company;

     (b) Additional Shares of Common Stock deemed to have been issued pursuant to Section 5.3, relating to Options and Convertible Securities, shall be deemed to have been issued for a consideration per share determined by dividing

          (i) the total amount, if any, received and receivable by the Company as consideration for the issue, sale, grant or assumption of the Options or Convertible Securities in question, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration to protect against dilution) payable to the Company upon the exercise in full of such Options or the conversion or exchange of such Convertible Securities or, in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, in each case computing such consideration as provided in the foregoing subdivision (a), by

          (ii) the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number to protect against dilution) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities; and

     (c) Additional Shares of Common Stock deemed to have been issued pursuant to Section 5.4, relating to stock dividends, stock splits, etc., shall be deemed to have been issued for no consideration.

Section 5.6. Adjustments for Combinations, etc. In case the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, the Adjustment Factor in effect immediately prior to such combination or consolidation shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased.

Section 5.7. Dilution in Case of Other Securities. In case any Other Securities (as defined below) shall be issued or sold or shall become subject to issue or sale upon the conversion or exchange of any stock (or Other Securities) of the Company (or any issuer of Other Securities or any other Person referred to in Section 6) or to subscription, purchase or other acquisition pursuant to any Options issued or granted by the Company (or any such other issuer or Person) for a consideration such as to dilute, on a basis consistent with the standards established in the other provisions of this Section 5, the purchase rights granted by this Warrant, then, and in each such case, the computations, adjustments and readjustments provided for in this Section 5 with respect to the Warrant Price and the number of shares purchasable upon Warrant exercise shall be made as nearly as possible in the manner so provided and applied to determine the amount of Other Securities from time to time receivable upon the exercise of the Warrants, so as to protect the holders of the Warrants against the effect of such dilution. For purposes of this Warrant, the term "Other Securities" shall mean any stock (other than Common Stock) and other securities of the Company or any other Person (corporate or otherwise) which the holders of the Warrants at any time shall be entitled to receive, or shall have received, upon the exercise of the Warrants, in lieu of or in addition to Common Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other Securities pursuant to Section 6 or otherwise.

Section 5.8. De Minimis Adjustments. If the amount of any adjustment of the Adjustment Factor per share required pursuant to this Section 5 would be less than one- tenth (1/10) of one percent (1%) of the Adjustment Factor in effect at such time, such amount shall be carried forward and adjustment with respect thereto made at the time of and together with any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall aggregate a change in the Adjustment Factor of at least one-tenth (1/10) of one percent (1%) of such Adjustment Factor.

Section 5.9. Abandoned Dividend or Distribution. If the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or other distribution (which results in an adjustment to the Adjustment Factor under the terms of this Warrant) and shall, thereafter, and before such dividend or distribution is paid or delivered to stockholders entitled thereto, legally abandon its plan to pay or deliver such dividend or distribution, then any adjustment made to the Adjustment Factor and number of shares of Common Stock purchasable upon Warrant exercise by reason of the taking of such record shall be reversed, and any subsequent adjustments, based thereon, shall be recomputed.

Section 5.10. Grant, Issue or Sale of Options, Convertible Securities, or Rights. If at any time or from time to time the Company shall grant, issue or sell any Options, Convertible Securities, rights to purchase property or evidences of indebtedness (the "Purchase Rights") to the holders of its shares of Common Stock generally and such grants, issuances or sales do not otherwise result in an adjustment of the Adjustment Factor under this Section 5 (or otherwise entitle the Holder to receive the Purchase Rights), then the Holder of this Warrant shall be entitled to acquire (within 30 days after the later to occur of the initial exercise date of such Purchase Rights or receipt by such Holder of the notice concerning Purchase Rights to which such Holder shall be entitled under Section 10) and upon the terms applicable to such Purchase Rights either:

          (i) the aggregate Purchase Rights which such Holder could have acquired if it had held the number of shares of Common Stock acquired upon exercise of this Warrant immediately before the grant, issuance or sale of such Purchase Rights; provided that if any Purchase Rights were distributed to holders of Common Stock without the payment of additional consideration by such holders, corresponding Purchase Rights shall be distributed to the exercising Holder of this Warrant as soon as possible after such exercise and it shall not be necessary for the exercising Holder of this Warrant specifically to request delivery of such rights; or

          (ii) in the event that any such Purchase Rights shall have expired or shall expire prior to the end of such 30 day period, the number of shares of Common Stock or the amount of property which such Holder could have acquired upon such exercise at the time or times at which the Company granted, issued or sold such expired Purchase Rights.

Section 6. Consolidation, Merger, etc.
--------------------------------------

Section 6.1. Adjustments for Consolidation, Merger, Sale of Assets, Reorganization, etc. In case the Company after the date hereof (a) shall consolidate with or merge into any other Person and shall not be the continuing or surviving corporation of such consolidation or merger, or (b) shall permit any other Person to consolidate with or merge into the Company and the Company shall be the continuing or surviving Person but, in connection with such consolidation or merger, the Common Stock or Other Securities shall be changed into or exchanged for stock or other securities of any other Person or cash or any other property, or (c) shall transfer all or substantially all of its properties or assets to any other Person, or (d) shall effect a capital reorganization or reclassification of the Common Stock or Other Securities (other than a capital reorganization or reclassification resulting in the issue of Additional Shares of Common Stock for which adjustment in the Adjustment Factor is provided in Section 5.2.1 or 5.2.2), then, and in the case of each such transaction, proper provision shall be made so that, upon the basis and the terms and in the manner provided in this Warrant, the Holder, upon the exercise hereof at any time after the consummation of such transaction, shall be entitled to receive (at the aggregate Adjustment Factor in effect at the time of such consummation for all Common Stock or Other Securities issuable upon such exercise immediately prior to such consummation), in lieu of the Common Stock or Other Securities issuable upon such exercise prior to such consummation, the highest amount of securities, cash or other property to which such Holder would actually have been entitled as a stockholder upon such consummation if such Holder had exercised this Warrant immediately prior thereto, subject to adjustments (subsequent to such consummation) as nearly equivalent as possible to the adjustments provided for in Sections 5 through 7, provided that if a purchase, tender or exchange offer shall have been made to and accepted by the holders of more than 50% of the outstanding shares of Common Stock, and if the Holder so designates in a notice given to the Company on or before the date immediately preceding the date of the consummation of such transaction, the Holder upon the exercise of the Warrants shall be entitled to receive the highest amount of securities, cash or other property to which it would actually have been entitled as a stockholder if such Holder had exercised such Warrants immediately prior to the expiration of such purchase, tender or exchange offer and accepted such offer, subject to adjustments (from and after the consummation of such purchase, tender or exchange offer) as nearly equivalent as possible to the adjustments provided for in Sections 5 through 7.

Section 6.2. Assumption of Obligations. Notwithstanding anything contained in the Warrant to the contrary, the Company shall not effect any of the transactions described in clauses (a) through (d) of Section 6.1 unless, prior to the consummation thereof, each Person (other than the Company) which may be required to deliver any stock, securities, cash or property upon the exercise of this Warrant as provided herein shall assume, by written instrument delivered to, and in form and substance reasonably satisfactory to, the Holder, (a) the obligations of the Company under this Warrant (and if the Company shall survive the consummation of such transaction, such assumption shall be in addition to, and shall not release the Company from, any continuing obligations of the Company under this Warrant), and (b) the obligation to deliver to the Holder such shares of stock, securities, cash or property as, in accordance with the foregoing provisions of this Section 6, the Holder may be entitled to receive and such Person shall have similarly delivered to the Holder an opinion of counsel for such Person, which counsel shall be reasonably satisfactory to the Holder, stating that this Warrant shall thereafter continue in full force and effect and the terms hereof (including, without limitation, all of the provisions of this Section 6) shall be applicable to the stock, securities, cash or property which such Person may be required to deliver upon any exercise of this Warrant or the exercise of any rights pursuant hereto.

Section 7. Other Dilutive Events. In case any event shall occur as to which the provisions of Section 5 or Section 6 hereof are not strictly applicable or if strictly applicable would not fairly protect the purchase rights of the Holder in accordance with the essential intent and principles of such Sections, then, in each such case, the Board of Directors of the Company shall in good faith make an adjustment in the application of such provisions, in accordance with such essential intent and principles, so as to preserve, without dilution, the purchase rights represented by this Warrant.

Section 8. No Dilution or Impairment. The Company shall not, by amendment of its certificate of incorporation or through any consolidation, merger, reorganization, transfer of assets, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder against dilution or other impairment. Without limiting the generality of the foregoing, the Company (a) shall not permit the par value of any shares of stock receivable upon the exercise of this Warrant to exceed the amount payable therefor upon such exercise, (b) shall take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of stock, free from all taxes, liens, security interests, encumbrances, preemptive rights and charges on the exercise of the Warrants from time to time outstanding and (c) shall not take any action which results in any adjustment of the Adjustment Factor if the total number of shares of Common Stock (or Other Securities) issuable after the action upon the exercise of all of the Warrants would exceed the total number of shares of Common Stock (or Other Securities) then authorized by the Company's certificate of incorporation and available for the purpose of issue upon such exercise.

Section 9. Accountants' Report as to Adjustments. In each case of any adjustment or readjustment in the shares of Common Stock (or Other Securities) issuable upon the exercise of this Warrant, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms of this Warrant and cause independent certified public accountants of recognized international standing (which may be the regular auditors of the Company) selected by the Company to verify such computation (other than any computation of the fair value of property as determined in good faith by the Board of Directors of the Company) and prepare a report setting forth such adjustment or readjustment and showing in reasonable detail the method of calculation thereof and the facts upon which such adjustment or readjustment is based, including a statement of (a) the consideration received or to be received by the Company for any Additional Shares of Common Stock issued or sold or deemed to have been issued, (b) the number of shares of Common Stock outstanding or deemed to be outstanding, and (c) the Adjustment Factor in effect immediately prior to such issue or sale and as adjusted and readjusted (if required by Section 3) on account thereof. The Company shall forthwith mail a copy of each such report to each Holder and shall, upon the written request at any time of any Holder, furnish to such holder a like report setting forth the Adjustment Factor at the time in effect and showing in reasonable detail how it was calculated. The Company shall also keep copies of all such reports at its principal office and shall cause the same to be available for inspection at such office during normal business hours by any Holder or any prospective purchaser of a Warrant designated by the Holder thereof.

Section 10. Intentionally Omitted.
----------------------------------

Section 11. Registration Rights
-------------------------------

Section 11.1. Requested Registrations. At any time, but no more frequently than twice, (i) after the exercise of the Warrant pursuant to Section 2, the Holder may, upon written request, require the Company, and the Company shall be obligated, to register such Warrant Shares under the Securities Act as requested by such Holder (referred to herein as a "Requested Registration"), all in accordance with the provisions of this Section 11. If the Company shall be requested by the Holder to effect such a registration pursuant to this Section 11.1, the Company shall promptly give written notice of such proposed registration to all Holders, and shall include in such registration such other Warrant Shares that Holders have, within 30 days after the Company has given notice of the Requested Registration, requested the Company to register.

Section 11.2. Piggyback Registrations. (a) If the Company at any time proposes to register, or is required in any way to register, any of its securities (as defined in the Act) under the Act (other than on Form S-8 or other similar forms providing for the registration of employee benefit plan securities or on a form used in connection with a transaction of the type described in rule 145 under the Act), it will at each such time give written notice to the Holder of its intention so to do and, upon the written request of any Holder, given within 30 days after receipt of any such notice, the Company will cause each Warrant Share that the Company has been requested to register by such Holder to be registered under the Act at the same time as the Company's proposed registration, all to the extent required to permit the sale or other disposition by such Holder of the Warrant Shares so registered; provided, however, that (i) if such registration involves an underwritten offering, the Holders must sell their Warrant Shares to the underwriters selected by the Company on the same terms and conditions as apply to the Company and/or any other selling stockholder, (ii) if, at any time after giving written notice of its intention to register any securities pursuant to this Section 11.2 and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register such securities, the Company shall give written notice to the Holders and thereupon shall be relieved of its obligation to register any Warrant Shares in connection with such registration, and (iii) if such registration involves an underwritten offering, the Company shall not be required to include any Warrant Shares in such underwriting unless the Holders accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it, and then only such quantity of Warrant Shares, if any, as shall not, in the opinion of the underwriters, have an adverse effect on the offering by the Company.

Section 11.3. [Reserved].
-------------------------

Section 11.4. Company's Obligations in Registration. Whenever the Company is obligated by the provisions of this Section 11 to effect the registration of any Warrant Shares under the Act, as expeditiously as possible the Company will:

     (a) prepare and file with the Securities and Exchange Commission (or any successor agency having jurisdiction to enforce the Act) (the "Commission") a registration statement with respect to such Warrant Shares and use reasonable efforts to cause such registration statement to become effective;

     (b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statements effective for a period of not less than 180 days or such shorter period in which the disposition of all securities in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement shall be completed and to comply with the provisions of the Act (to the extent applicable to the Company) with respect to such disposition;

     (c) furnish to the Holders for whom such Warrant Shares are registered or are to be registered such amount of copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such amount of copies of the prospectus included in such registration statement (including each preliminary prospectus), in conformity with the requirements of the Act and such other documents, as such Holders may reasonably request in order to facilitate the disposition of such Warrant Shares;

     (d) use reasonable efforts to register or qualify the Warrant Shares covered by such registration statement under such other securities or blue sky laws of such jurisdictions as any Holder reasonably requests, and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Warrant Shares owned by such Holder, except the Company will not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this subparagraph
(d) be obliged to be qualified, to subject itself to taxation in any such jurisdiction, or to consent to general service of process in any such jurisdiction;

     (e) provide a transfer agent and registrar for all Warrant Shares covered by such registration statement not later than the effective date of such registration statement;

     (f) notify each Holder of such Warrant Shares at any time when a prospectus relating hereto is required to be delivered under the Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of any Holder, the Company will prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Warrant Shares, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

     (g) cause all such Warrant Shares to be listed on each securities exchange or securities quotation system on which the same class of securities issued by the Company is then

     (h) obtain a cold comfort letter from the Company's independent public accountants in customary form and covering such matters of the type customarily covered by cold comfort letters in such transactions;

     (i) enter into such customary agreements (including an underwriting agreement in customary form) and take all such other actions as reasonably required in order to expedite or facilitate the disposition of such Warrant Shares;

     (j) make available for inspection by any Holder for whom Warrant Shares are registered or to be registered, any underwriter participating in any disposition pursuant to such registration statement, and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement; and

     (k) furnish to the Holder for whom such Warrant Shares are registered or are to be registered at the time of the disposition of such Warrant Shares an opinion of counsel for the Company, in form and substance identical to that given to the underwriters, if an underwritten offering, or if not an underwritten offering, an opinion of counsel of the type generally provided to underwriters in such transactions.

Section 11.5. Payment of Registration Expenses. The costs and expenses incurred by the Company in complying with this Section 11 shall be paid by the Company, including without limitation all registration and filing fees, printing expenses, state securities or blue sky filing fees, fees and disbursements of counsel to the Company and expenses of any special audits or other accounting services incident to or required in connection with any such registration, but excluding all underwriters' discounts and commissions applicable to the Warrant Shares, which will be borne by the Holders.

Section 11.6. Company's Indemnification. In the event of any registration under the Act of any Warrant Shares pursuant to this Section 11, the Company hereby agrees to indemnify and hold harmless each Holder disposing of such Warrant Shares, each officer, director and employee of such Holder, and each other person, if any, who controls such Holder within the meaning of the Act (collectively, the "Indemnified Parties") against any losses, claims, damages or liabilities, joint or several, to which such Indemnified Parties may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or proceedings in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement pursuant to which such Warrant Shares were registered under the Act, in any prospectus contained therein, or in any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and will reimburse such Indemnified Parties for any reasonable legal or any other expenses incurred by such Indemnified Parties in connection with investigating or defending any such loss, claim, damage, liability or proceeding; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, said prospectus or said amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Indemnified Parties, as the case may be, specifically for use therein.

If any action or claim shall be brought or asserted against any Indemnified Party in respect of which indemnity may be sought from the Company, the Indemnified Party shall promptly notify the Company in writing, and the Company shall assume the defense thereof, including the employment of counsel and the payment of all reasonable expenses relating thereto. The Indemnified Party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Indemnified Party unless (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed to assume the defense and employ counsel or (iii) the named parties to any such action (including any impleaded parties) include both the Indemnified Party and the Company, and the Indemnified Party shall have been advised by such counsel that there may be one or more legal defenses available to it that are different from or in addition to those available to the Company (in which case, if the Indemnified Party notifies the Company in writing that it would like to employ separate counsel at the expense of the Company, the Company shall assume the expenses relating thereto and shall not have the right to assume the defense of such action on behalf of the Indemnified Party. The Indemnified Party, as a condition of such indemnity, shall use its best efforts to cooperate with the Company in the defense of any such action or claim. The Company shall not be liable for any settlement of any such action effected without its written consent, but if there be a final judgment for the plaintiff in any such action, the Company agrees to indemnify and hold harmless the Indemnified Party from and against any loss or liability by reason of such judgment.

Section 11.7. Holder's Indemnification. By accepting this Warrant, each Holder for whom Warrant Shares are to be registered pursuant to this Section 11 agrees to indemnify and hold harmless the Company, its officers, directors, employees and each person, if any, who controls the Company within the meaning of the Act, against any losses, claims, damages or liabilities, joint or several, arising out of or based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Warrant Shares were registered under the Act, in any prospectus contained therein or in any amendment or supplement thereto, or arising out of or based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, that in each such case has been made in or omitted from such registration statement, said prospectus or said amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Holder. Company shall be limited to an amount equal to the proceeds received by such Holder upon the sale of the Warrant Shares pursuant to such registration statement.

If any action or claim shall be brought or asserted against the Company or its directors or officers (or any such controlling person) in respect of which indemnity may be sought against a Holder, such Holder shall have the rights and duties given to the Company and the Company shall, and its officers and directors (and such controlling person) shall have, the rights and duties given to such Holder by Section 11.6 hereof.

Section 11.8. Contribution. If the indemnification provided for in this Section 11 is unavailable to an Indemnified Party under Section 11.6 or 11.7 hereof in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and of the Holder on the other in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses. The relative fault of the Company on the one hand and of the Holder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of the material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Holder, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company on the one hand and the Holder on the other agree that it would not be just and equitable if contribution pursuant to this Section 11.8 were determined by a pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages, liabilities and expenses referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such indemnified party in connection with defending any such action or claim. Notwithstanding the provisions of this Section 11.8, the Holder shall not be required to contribute any amount in excess of the amount by which the total price at which the Warrant Shares were offered to the public exceeds the amount of any damages that the Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. Notwithstanding the foregoing, no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

Section 11.9. Effect of Indemnity and Contribution. The indemnity and contribution agreements contained in this Section 11 and the representations and warranties of the Company set forth in this Warrant shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of the Holder or any person controlling the Holder or by or on behalf of the Company, or its directors or officers (or any person controlling the Company), (ii) acceptance of any Warrant Shares and payment therefor hereunder and (iii) any termination of this Warrant. Any successor of the Holder or of the Company or of their directors or officers (or of any person controlling the Holder or the Company) shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 11.

Section 11.10. Public Information. The Company covenants and agrees that if and for so long as the Common Stock shall be registered under Section 12 of the Securities and Exchange Act of 1934 (as amended from time to time, the "Exchange Act"), at any time when any Holder so entitled desires to make sales of any Warrant Shares in reliance on Rule 144 under the Act either (i) there will be available adequate current public information with respect to the Company as required by Rule 144, or (ii) if such information is not available the Company will use its reasonable best efforts to make such information available without delay. Without limiting the foregoing, after the time of any such registration the Company will timely file with the Commission all reports required to be filed under Sections 13 and 15(d) of the Exchange Act and will promptly furnish to any Holder so requesting a written statement that the Company has complied with all such reporting requirements.

Section 11.11. [Reserved].
--------------------------

Section 12. No Rights as a Stockholder; Notice to Holder. Nothing contained in this Warrant shall be construed as conferring upon the Holder the right to vote or to consent or to receive notice as a Stockholder in respect of any meeting of stockholders for the election of directors of the Company or any other matter, or any rights whatsoever as a stockholder of the Company.

Section 13. Replacement of Warrant. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and (in the case of loss, theft or destruction) upon delivery of an indemnity agreement in a form and substance reasonably satisfactory to the Company (together with, in the case of a Holder which is not a qualified institutional buyer within the meaning of Rule 144A under the Act, surety), or (in the case of mutilation) upon surrender and cancellation thereof, the Company will issue, in lieu thereof, a new Warrant of like tenor.

Section 14. Notices. All notices and other written communications provided for hereunder shall be given in writing and delivered in person or sent by overnight delivery service (with charges prepaid) or by facsimile transmission, if the original of such facsimile transmission is sent by overnight delivery service (with charges prepaid) by the next succeeding Business Day and (i) if to the Holder, addressed to it at the address or fax number specified for such Holder in the Warrant Register or at such other address or fax number as the Holder shall have specified to the Company in writing in accordance with this Section 14, and (ii) if to the Company, addressed to it at 5555 Airport Boulevard, Boulder, Colorado 80301, Attention: Secretary, Fax No. (720) 406-4994 or at such other address or fax number as the Company shall have specified to the Holder in writing in accordance with this Section 14. Notice given in accordance with this
Section 14 shall be effective upon the earlier of the date of delivery or the second Business Day at the place of delivery after dispatch.

Section 15. Applicable Law. This Warrant shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to principles of conflict of laws.

Section 16. Severability. In the event that any part or parts of this Warrant shall be held illegal or unenforceable by any court or administrative body of competent jurisdiction, such determination shall not effect the remaining provisions of this Warrant which shall remain in full force and effect.

Section 17. Successors. This Warrant shall inure to the benefit of and be binding upon the successors of each of the Company and the Holder.

Section 18. Captions. The captions of the Sections and subsections of this Warrant have been inserted for convenience only and shall have no substantive effect.

IN WITNESS WHEREOF, the undersigned have executed this Warrant as of the 7th day of December, 2001.

                                       HAUSER, INC.



                                       By:

                                       /s/  Kenneth C. Cleveland
                                       -----------------------------------------
                                       Name:   Kenneth C. Cleveland
                                       Title:  President and Chief Executive
                                               Officer

                                                                       Exhibit A
                                                                       ---------

                  [To be signed only upon exercise of Warrant]

To Hauser, Inc.:

The undersigned, the holder of the within Warrant (the "Holder"), hereby irrevocably elects to exercise the purchase right represented by such Warrant for, and to purchase thereunder, shares of Common Stock of Hauser, Inc. and herewith [makes payment of $ ___________ therefor in full payment of the Exercise Payment][tenders securities having a Market Price of $_____ in full payment of the Exercise Payment ] or [elects to receive a payment equal to the difference between (i) the Market Price (as defined in the Warrant) multiplied by ________ (the number of Warrant Shares as to which the payment is being elected) and (ii) ___________, which is the exercise price with respect to such Warrant Shares, in full payment of the Exercise Payment, payable by the Company to the Holder only in shares of Common Stock valued at the Market Price in accordance with the terms of the Warrant], and requests that the certificates for such shares be issued in the name of, and be delivered to , whose address is
 .

Dated:




  (Signature must conform in all respects to name of Holder as specified on the face of the Warrant)

                                     Address

                                                                       Exhibit B
                                                                       ---------

                  [To be signed only upon transfer of Warrant]

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto the right represented by the within Warrant to purchase shares of the Common Stock of Hauser, Inc. to which the within Warrant relates, and appoints
__________________ as the attorney-in-fact to transfer said right on the books of Hauser, Inc. with full power of substitution in the premises.

Dated:

    (Signature must conform in all respects to name of Holder as specified on the face of the Warrant)

                                     Address

In the presence of